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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to the registration statement on Form S-6 (the "Registration Statement") of our report dated February 16, 2001, relating to the financial statements of American Family Life Insurance Company which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICEWATERHOUSECOOPERS LLP
Chicago, Illinois
March 1, 2001